Exhibit 99.1




FOR IMMEDIATE RELEASE

CONTACTS:   Media (San Francisco)         Greg Gable             (415) 636-5847
            Investors/Analysts            Rich Fowler            (415) 636-9869


              SCHWAB ANNOUNCES FOURTH QUARTER AND FULL-YEAR RESULTS

     SAN FRANCISCO, January 22, 2004 - The Charles Schwab Corporation announced today that its net income for the quarter ended December 31, 2003 was $148 million. In comparison, the Company reported net income of $127 million for the third quarter of 2003 and a net loss of $79 million for the fourth quarter of 2002. Excluding an $11 million after-tax gain on the sale of an investment and a $13 million after-tax charge relating to previously announced restructuring efforts, Schwab's fourth quarter 2003 adjusted operating income was $150 million
- up 2% from the $147 million adjusted operating income generated in the prior quarter, and up 67% from the year-ago quarter's $90 million.

     For the year ended December 31, 2003, the Company's net income was $472 million, up 333% compared with the $109 million earned during 2002. Adjusted operating income for the year ended December 31, 2003 was $490 million, 20% higher than the $409 million adjusted operating income produced for the prior year. A table that reconciles net income to adjusted operating income is attached.



                                        Three Months Ended                  Twelve Months Ended
                                         --December 31,--      %              --December 31,--      %
Financial Highlights                      2003      2002     Change            2003      2002     Change
--------------------------------------------------------------------------------------------------------
Reported Results:
  Revenues (in millions)                $1,118      $986        13%          $4,087    $4,091         0%
  Net income/loss (in millions)           $148     $(79)        n/m            $472      $109       333%
  Diluted earnings per share              $.11    $(.06)        n/m            $.35      $.08       338%
  After-tax profit margin                13.2%    (8.0)%                      11.5%      2.7%
  Return on stockholders' equity           13%      (8)%                        11%        3%

Adjusted Operating Results 1:
  Revenues (in millions)                $1,101      $986        12%          $4,070    $4,091       (1)%
  Income (in millions)                    $150       $90        67%            $490      $409        20%
  Diluted earnings per share              $.11      $.07        57%            $.36      $.30        20%
  After-tax profit margin                13.6%      9.1%                      12.0%     10.0%

1.   Non-GAAP  income  measures  which  exclude  gains  or  losses  from  discontinued  operations,   an
     extraordinary  gain  relating  to the  2001  sale of  U.S.  Trust's  corporate  trust  business,  a non-recurring  gain on the  sale  of an  investment,  restructuring  charges,  impairment  charges, acquisition-related costs, as well as a non-recurring tax benefit.

n/m - not meaningful
--------------------------------------------------------------------------------------------------------

     In reviewing 2003, CEO David S. Pottruck commented, "After a very challenging first quarter, the balance of the year was marked by continued improvement in economic and market conditions, as well as ongoing signs of heightened client engagement. For 2003, our clients experienced over $140 billion in market gains in their portfolios. In addition, new and existing clients brought approximately $44 billion in net new assets to the Company during the year, which, when added to the $12 billion in net new assets associated with our acquisition of State Street's Private Asset Management Group
(PAM), helped bring total client assets to $967 billion as of month-end December
- a 26% increase over December 2002. While new account openings of 592,000 for all of 2003 were impacted by our reduction in marketing investment during the middle of the year, increased marketing outlays from September through year-end contributed to a 42% increase in the daily rate of new account openings between August and December. Our clients' net purchases of actively managed equity and balanced mutual funds totaled $16 billion in 2003 versus approximately $3 billion in 2002, and margin loan balances rose by nearly 30% during the year to end 2003 at $8.5 billion. Another important indicator of client engagement is, of course, trading activity, and our client's December 2003 daily average revenue trades of 168,000 were the highest since September 2001. We have seen these increased trading levels persist into early 2004 - daily average revenue trades for the first 12 trading days of January totaled 221,000."

     "Sustained improvement in the market environment during the fourth quarter of 2003 helped the Company achieve a third consecutive quarter of growth across all revenue categories, even after adjusting for a non-recurring gain on the sale of an investment," Mr. Pottruck said. "As a result, our revenues regained much of the ground lost earlier in the year and totaled $4.1 billion for 2003, essentially flat with 2002. We ended 2003 with headcount totaling 16,300, down 2% from year-end 2002, and the ongoing dedication of our staff to expense discipline, combined with our recently completed restructuring efforts, has yielded substantially improved financial performance. The Company's net income of $148 million for the fourth quarter of 2003 compares to a loss of $79 million for the year-ago period and represents our best performance since the first quarter of 2000. In addition, after starting 2003 with a first quarter so challenging that adjusted operating income fell 43% on a year-over-year basis and our after-tax operating profit margin totaled just 7%, we went on to achieve a 20% increase in full-year adjusted operating income and a 12% margin."

     Mr. Pottruck continued, "Positioning the Company for improved financial performance was a firm-wide effort. Chuck Schwab and I are particularly proud that our management and staff pulled together to deliver that improved performance in 2003 while relentlessly pursuing our key growth initiatives and building a firm uniquely capable of serving investor needs. For our actively trading clients, we added access to specialized trading consultants during 2003, as well as two new online seminars as part of an ongoing series designed to help them measurably improve their trading results. We also reduced our pricing for certain trades, enhanced our CyberTrader Pro(R) software, and launched CyberTrader Live(TM), which provides an interactive forum designed to strengthen trading skills and help in analyzing live market data. Schwab representatives conducted approximately 4,500 local investing workshops and educational events, attracting almost 43,000 attendees. We also held over 200 Live Online Web-based interactive workshops. For clients who need occasional access to tailored guidance in managing their investments, we enhanced our offering of for-fee advice consultations; we also expanded the investing insight available to clients through a series of online panel discussions that offer expert perspectives on topics ranging from macroeconomic conditions to international investing. The number of clients using our Schwab Private Client(TM) service grew to 14,300 by the end of 2003, and their accounts currently hold $16 billion in assets, increases of 107% and 162%, respectively, from year-end 2002. These clients now have access to two Schwab Personal Portfolio(TM) accounts - Dividend Equity and Core Equity - which combine the features of managed accounts with the stock evaluation power of Schwab Equity Ratings(TM). Net new client assets in accounts at Schwab with an ongoing advisory component - including Schwab Private Client, accounts managed by independent investment advisors (IAs), U.S. Trust accounts, and the effect of the PAM acquisition - totaled $41 billion during 2003, and total assets in these accounts equaled $436 billion at year-end, up 31% from December 2002."

     "Our Services for Investment Managers (SIM) group sustained its leadership role in serving the needs of IAs during 2003 through a variety of value-added initiatives," Mr. Pottruck commented. "We recently introduced Schwab Advisor Transition Support(TM), a suite of services designed to help advisors deal with succession planning issues. For the IAs working with SIM or U.S. Trust to manage donated assets in client Charitable Gift Accounts of $500,000 or more, The Schwab Fund for Charitable Giving(R) introduced Charitable Asset Management, a program that helps IAs manage those assets in a flexible, personalized manner. Also during 2003, we enhanced our Advisor WebCenter(TM) web site design and maintenance offering to include easier document uploads and online marketing support - a total of 285 IAs have utilized this service since its introduction in 2002. In addition, we held a series of workshops to provide IA back office staff with training and suggestions for improving operating efficiency, and we held a series of regional conferences to share ideas on best practices and strategies for growth. We also recently held our 13th annual IMPACT(R) conference, the largest industry conference of its kind. Almost 1,000 advisors attended the conference, which included over 30 educational sessions providing information on issues IAs face, including investment strategies and tools, practice management, technology, operational and business solutions and recent market trends affecting the advisor industry. Client referrals to IAs through our Schwab Advisor Network(R) program totaled 20,400 during 2003. At month-end December, client assets at Schwab associated with IA referral programs equaled $20 billion, and total client assets associated with SIM were $287 billion, up 59% and 29%, respectively, from a year ago."

     Mr. Pottruck added, "U.S. Trust, one of the premier wealth management firms in the country, completed its acquisition of PAM by month-end October 2003, bringing us an immediate strong presence in the important New England wealth market. U.S. Trust opened 2 other offices during 2003 and ended the year with 37 offices in its nationwide network. Schwab referred approximately 1,300 potential clients to U.S. Trust in 2003, compared with about 1,400 in 2002. At month-end December 2003, client assets at U.S. Trust associated with this referral program totaled $3.2 billion and total client assets were $137 billion, up 78% and 27%, respectively, from December 2002."

     "During 2003, our Corporate Services team launched a new service offering either online, telephonic, or in-person access to customized advice provided by GuidedChoice, Inc., for participants in bundled 401(k) plans serviced by Schwab," Mr. Pottruck noted. "We also introduced an online reporting tool to help plan sponsors keep track of how well Schwab is serving their clients, an online tool to help stock plan administrators manage their employee plans more efficiently, a Web-based reporting system that enables public companies to report insider transactions within new federal guidelines, and a series of enhanced services for companies with traditional and cash-balance pension plans and their employees. Overall, net new client assets placed in 401(k) accounts at Schwab totaled $3.8 billion during 2003, up 23% from the prior year. Total client assets in employer-sponsored retirement plans at Schwab now total $114 billion, up 29% from the end of 2002."

     Mr. Pottruck said, "Our Capital Markets group underwent dramatic change during 2003 as we virtually recreated this organization to serve the needs of both institutional and individual clients more effectively. Early in the year, we revamped our trading floor to incorporate state-of-the-art hardware and trading systems. We also formally introduced the Schwab Liquidity Network(TM), our system for pooling the orders of our individual investor client base with those of hundreds of broker-dealers and institutional investment firms to offer greater opportunities for the best possible price on most stock trades. In addition, we initiated automated electronic execution of virtually all Nasdaq stock trades of up to 20,000 shares for our individual clients, and we expanded the number of securities traded by the Liquidity Network to over 11,000 at year-end, up from about 5,000 in February. We bolstered our institutional equities trading capabilities during the year by building a team of over 170 professionals and also agreeing to acquire SoundView Technology group. While the SoundView deal unfortunately resulted in the consolidation of about 100 positions, our new Schwab SoundView Capital Markets operation offers institutional clients a straightforward, uncomplicated combination of quality fundamental equity research and state of the art trade execution capabilities. While all these changes were occurring on the equities side, client interest in fixed income securities remained strong - at month-end December, client assets in these instruments equaled $146 billion, up 20% from December 2002."

     Mr. Pottruck added, "We expanded our mutual fund offering through several avenues in 2003. During the fourth quarter, we announced the adoption of AXA Rosenberg LLC's entire U.S. family of 11 mutual funds, which will become known as the Laudus Funds(TM). Also during the fourth quarter, U.S. Trust launched the Excelsior(R) Equity Income Fund, which focuses on stocks that pay above-average dividends. In addition, we launched three proprietary Schwab mutual funds during the year, including the GNMA Fund, Small-Cap Equity Fund and the Dividend Equity Fund. Overall, client asset balances in mutual funds at Schwab totaled $387 billion at the end of December, including $102 billion in third-party Mutual Fund OneSource(R) funds, $34 billion in our clearing business, $98 billion in other third-party Mutual Fund Marketplace(R) funds, and $153 billion in proprietary funds."

     Mr. Pottruck continued "Schwab Bank, N.A., which began operations last April, performed ahead of our expectations in its first eight months of operations. We originated $1.7 billion in first mortgages for the year and outstanding home equity loans reached $292 million by month-end December. The bank ended the fourth quarter with total assets of $2.7 billion and client deposits of $2.4 billion. In addition, the bank's loan commitments at quarter-end included $211 million in first mortgages and $516 million in unused home equity lines. Also, beginning in the fourth quarter our clients can sweep the excess cash held in their Schwab One(R), IRA or Educational Savings Accounts to a bank money market deposit account. These FDIC-insured accounts enable us to offer competitive money market rates to both clients with smaller asset balances at Schwab and those seeking an alternative to our Schwab One or money market mutual fund offerings."

     Mr. Pottruck concluded, "The Company begins 2004 with gathering momentum - an improved market environment, continued signs of heightened investor engagement, strengthened financial performance, and a significantly expanded array of products, services and investment insight. Most importantly, however, we also have an experienced team that brings their full energy to bear on delivering the best service experience possible to our clients. We continue to have the competitive position, resources and financial strength necessary to sustain our leadership in financial services, but our people, and their ongoing dedication to the Company's vision and values, remain the critical element in our continued success."

     The Charles Schwab Corporation (NYSE:SCH), through Charles Schwab & Co., Inc. (member SIPC/NYSE), U.S. Trust Corporation, CyberTrader, Inc. and its other operating subsidiaries, is one of the nation's largest financial services firms serving investors through offices, regional client telephone service centers and automated telephonic and online channels. The Charles Schwab, U.S. Trust and CyberTrader Web sites can be reached at www.schwab.com, www.ustrust.com and www.cybertrader.com, respectively.

                                       ###



                                                   THE CHARLES SCHWAB CORPORATION
                                                  Consolidated Statement of Income
                                               (In millions, except per share amounts)
                                                             (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Three Months                      Year
                                                                                       Ended                          Ended
                                                                                    December 31,                   December 31,
                                                                                  2003        2002               2003        2002
------------------------------------------------------------------------------------------------------------------------------------
Revenues
    Asset management and administration fees                                    $  485      $  433             $1,825      $1,749
    Commissions                                                                    334         297              1,207       1,190
    Interest revenue                                                               251         259                970       1,158
    Interest expense                                                               (58)        (70)              (241)       (334)
                                                                                -------     -------            -------     -------
     Net interest revenue                                                          193         189                729         824
    Principal transactions                                                          47          37                168         184
    Other                                                                           59          30                158         144
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Total                                                                            1,118         986              4,087       4,091
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Expenses Excluding Interest
    Compensation and benefits                                                      460         433              1,771       1,846
    Occupancy and equipment                                                        111         118                441         456
    Depreciation and amortization                                                   66          77                284         317
    Communications                                                                  63          61                243         256
    Professional services                                                           54          38                180         172
    Advertising and market development                                              38          55                139         208
    Commissions, clearance and floor brokerage                                      23          17                 77          70
    Restructuring charges                                                           20         170                 81         358
    Impairment charges                                                               -          37                  5          37
    Other                                                                           49          49                156         144
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Total                                                                              884       1,055              3,377       3,864
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Income (loss) from continuing operations before taxes on income (loss)
    and extraordinary gain                                                         234         (69)               710         227
Tax (expense) benefit on income (loss)                                             (86)         18               (238)        (92)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before extraordinary gain                 148         (51)               472         135
Loss from discontinued operations, net of tax                                        -         (28)                 -         (38)
Extraordinary gain on sale of corporate trust business, net of tax                   -           -                  -          12
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                               $  148      $  (79)            $  472      $  109
====================================================================================================================================
Weighted-Average Common Shares Outstanding - Diluted                             1,371       1,340              1,364       1,375
------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share - Basic
    Income (loss) from continuing operations before extraordinary gain          $  .11      $ (.04)            $  .35      $  .10
    Loss from discontinued operations, net of tax                                    -      $ (.02)                 -      $ (.03)
    Extraordinary gain, net of tax                                                   -           -                  -      $  .01
    Net income (loss)                                                           $  .11      $ (.06)            $  .35      $  .08

Earnings Per Share - Diluted
    Income (loss) from continuing operations before extraordinary gain          $  .11      $ (.04)            $  .35      $  .10
    Loss from discontinued operations, net of tax                                    -      $ (.02)                 -      $ (.03)
    Extraordinary gain, net of tax                                                   -           -                  -      $  .01
    Net income (loss)                                                           $  .11      $ (.06)            $  .35      $  .08
------------------------------------------------------------------------------------------------------------------------------------
Dividends Declared Per Common Share                                             $ .014      $ .011             $ .050      $ .044
------------------------------------------------------------------------------------------------------------------------------------

All periods have been adjusted to summarize the impact of The Charles  Schwab  Corporation's  sale of its United  Kingdom  brokerage subsidiary, Charles Schwab Europe, in loss from discontinued operations.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.



                                                   THE CHARLES SCHWAB CORPORATION
                                                 Financial and Operating Highlights
                                                             (Unaudited)

                                                         |              2003             |              2002              |  2001  |
------------------------------------------------------------------------------------------------------------------------------------
                                                          Fourth  Third   Second  First    Fourth  Third   Second  First    Fourth
(In millions, except per share amounts and as noted)      Quarter Quarter Quarter Quarter  Quarter Quarter Quarter Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------------
Revenues (1)
     Asset management and administration fees             $  485  $  467  $  445  $  428   $  433  $  431  $  444  $  441   $  434
     Commissions                                             334     320     313     240      297     305     290     298      324
     Interest revenue, net of interest expense               193     181     180     175      189     204     213     218      206
     Principal transactions                                   47      45      43      33       37      47      49      51       63
     Other                                                    59      38      37      24       30      33      41      40       20
------------------------------------------------------------------------------------------------------------------------------------
Total                                                      1,118   1,051   1,018     900      986   1,020   1,037   1,048    1,047
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest (1)
     Compensation and benefits                               460     445     449     417      433     466     470     477      446
     Occupancy and equipment                                 111     108     111     111      118     109     114     115      114
     Depreciation and amortization                            66      71      71      76       77      78      80      82       84
     Communications                                           63      62      58      60       61      62      63      70       73
     Professional services                                    54      45      44      37       38      41      46      47       48
     Advertising and market development                       38      32      21      48       55      50      51      52       61
     Commissions, clearance and floor brokerage               23      21      20      13       17      19      17      17       20
     Restructuring charges (2)                                20      37      24       -      170     159       3      26      172
     Impairment charges (3)                                    -       -       -       5       37       -       -       -        -
     Goodwill amortization                                     -       -       -       -        -       -       -       -       16
     Other                                                    49      33      38      36       49      37      32      26       33
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Total                                                        884     854     836     803    1,055   1,021     876     912    1,067
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Income (loss) from continuing operations before taxes
     on income (loss) and extraordinary gain                 234     197     182      97      (69)     (1)    161     136      (20)
Tax (expense) benefit on income (loss) (1)                   (86)    (73)    (56)    (23)      18       -     (60)    (50)      14
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
     extraordinary gain                                      148     124     126      74      (51)     (1)    101      86       (6)
Gain (loss) from discontinued operations, net of tax           -       3       -      (3)     (28)     (3)     (3)     (4)      (7)
Extraordinary gain on sale of corporate trust
     business, net of tax                                      -       -       -       -        -       -       -      12        -
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                         $  148  $  127  $  126  $   71   $  (79) $   (4) $   98  $   94   $  (13)
====================================================================================================================================
Basic earnings (loss) per share                           $  .11  $  .09  $  .10  $  .05   $ (.06) $    -  $  .07  $  .07   $ (.01)
Diluted earnings (loss) per share                         $  .11  $  .09  $  .09  $  .05   $ (.06) $    -  $  .07  $  .07   $ (.01)
Dividends declared per common share                       $ .014  $ .014  $ .011  $ .011   $ .011  $ .011  $ .011  $ .011   $ .011
Weighted-average common shares outstanding -
     diluted (4)                                           1,371   1,366   1,360   1,357    1,340   1,358   1,385   1,389    1,362
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Performance Measures
     Revenue growth (decline) over prior year's
         quarter (5)                                         12%      3%     (2%)   (14%)     (6%)     4%     (2%)   (11%)    (21%)
     Adjusted operating income (6)                        $  150  $  147  $  130  $   63   $   90  $   99  $  109  $  111   $  115
     After-tax profit margin - reported                    13.2%   12.1%   12.3%    7.9%    (8.0%)   (.4%)   9.5%    9.0%    (1.2%)
     After-tax profit margin - operating (6)               13.6%   14.0%   12.7%    7.0%     9.1%    9.7%   10.5%   10.6%    11.0%
     Return on stockholders' equity (7)                      13%     12%     12%      7%      (8%)      -      9%      9%      (1%)
------------------------------------------------------------------------------------------------------------------------------------
Financial Condition (at quarter end)
     Cash and investments segregated (in billions)        $ 21.3  $ 22.4  $ 22.6  $ 22.3   $ 21.0  $ 19.2  $ 17.6  $ 18.3   $ 17.7
     Receivables from brokerage clients (in billions)     $  8.6  $  7.7  $  7.0  $  6.3   $  6.8  $  7.1  $  8.5  $  9.5   $  9.6
     Total assets (in billions)                           $ 45.9  $ 43.8  $ 41.8  $ 40.4   $ 39.7  $ 37.6  $ 37.6  $ 38.8   $ 40.5
     Payables to brokerage clients (in billions)          $ 27.2  $ 26.1  $ 26.2  $ 25.8   $ 26.4  $ 24.8  $ 24.6  $ 25.9   $ 27.0
     Long-term debt (in millions)                         $  772  $  776  $  811  $  856   $  642  $  652  $  751  $  730   $  730
     Stockholders' equity (in millions)                   $4,461  $4,312  $4,179  $4,056   $4,011  $4,143  $4,345  $4,268   $4,163
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Other
     Full-time equivalent employees (at quarter end,
         in thousands)                                      16.3    16.0    16.1    16.5     16.7    18.8    19.1    19.4     19.6
     Capital expenditures - cash purchases of
         equipment, office facilities, property, and
         internal-use software development costs,
         net (in millions)                                $   52  $   36  $   33  $   32   $   46  $   42  $   40  $   32   $   35
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Clients' Daily Average Trading Volume (in
     thousands) (8)
     Daily average revenue trades (9)                      161.7   145.1   141.0   114.6    131.6   129.1   129.1   147.4    148.0
     Mutual Fund OneSource(R) and other asset-based
         trades                                             62.3    58.0    57.1    54.3     51.9    56.5    57.5    58.5     51.9
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     Daily average trades                                  224.0   203.1   198.1   168.9    183.5   185.6   186.6   205.9    199.9
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Active Trader Daily Average Revenue Trades
     (in thousands) (8,9,10)                                80.8    72.9    69.5    54.5     61.1    58.2    59.6    67.2     65.3
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Average Revenue Per Revenue Trade (9)                     $35.20  $36.96  $37.73  $37.30   $37.48  $39.71  $38.02  $36.03   $36.04
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(1)  All periods have been adjusted to summarize the impact of The Charles Schwab  Corporation's  (the Company's) sale of its United
     Kingdom brokerage subsidiary, Charles Schwab Europe, in gain (loss) from discontinued operations.
(2)  Restructuring charges include costs relating to workforce, facilities, systems hardware, software, and equipment reductions.
(3)  Represents  investment  write-downs  related to the Company's  United Kingdom  market-making  operation,  the sale of which was completed in the second quarter of 2003.
(4)  For the third and fourth quarters of 2002 and the fourth quarter of 2001,  excludes  outstanding  stock options and restrictive shares due to their antidilutive effect on the quarterly loss per share.
(5)  Excludes non-operating revenue, which primarily consists of gains on sales of investments in the fourth quarter of 2003 and the third quarter of 2001.
(6)  Represents a non-GAAP  income  measure  which  excludes  non-operating  revenue,  restructuring  charges,  impairment  charges, acquisition-related  costs,  gain (loss) from  discontinued  operations,  and  extraordinary  gains, net of taxes, as well as a non-recurring tax benefit.
(7)  Calculated based on annualized quarterly net income (loss) and average stockholders' equity for the quarter.
(8)  Effective in the third quarter of 2003, the Company  considers  reduced  exchange  trading sessions as half days in calculating daily average trades.
(9)  Revenue trades include all client trades (both individuals and institutions) that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(10) Active Trader  includes all  CyberTrader  clients and Schwab  clients  enrolled as making at least 6 equity trades per quarter.
     Active Trader DART is included in total DART above.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.



                                                   THE CHARLES SCHWAB CORPORATION
                                      Reconciliation of Net Income to Adjusted Operating Income
                                                            (In millions)
                                                             (Unaudited)


------------------------------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended               Year Ended
                                                                                  December 31,                 December 31,
                                                                               2003         2002            2003         2002
------------------------------------------------------------------------------------------------------------------------------------
REVENUES
   Revenues                                                                    $1,118       $  986          $4,087       $4,091
      Non-operating revenue (1)                                                   (17)           -             (17)           -
------------------------------------------------------------------------------------------------------------------------------------
   Operating Revenues                                                          $1,101       $  986          $4,070        4,091
====================================================================================================================================
Net income (loss)                                                              $  148       $  (79)         $  472       $  109
   Adjustments to reconcile net income to adjusted
      operating income:
      Other income (1)                                                            (17)           -             (17)           -
      Restructuring charges (2):
             Workforce reduction                                                   11           94              32          155
             Facilities reduction                                                   9           75              49          202
             Systems removal                                                        -            1               -            1
------------------------------------------------------------------------------------------------------------------------------------
                 Total restructuring charges                                       20          170              81          358
      Impairment charges (3)                                                        -           37               5           37
      Acquisition-related charges:
             Compensation - retention programs                                      -            -               -           22
             Intangible asset amortization                                          -            -               -            5
------------------------------------------------------------------------------------------------------------------------------------
                 Total acquisition-related charges                                  -            -               -           27
      Loss from discontinued operations (4)                                         -           42               -           58
      Extraordinary gain (5)                                                        -            -               -          (22)
------------------------------------------------------------------------------------------------------------------------------------
             Total adjusted items                                                   3          249              69          458
      Tax effect (6)                                                               (1)         (80)            (51)        (158)
------------------------------------------------------------------------------------------------------------------------------------
   Total adjusted items, net of tax                                                 2          169              18          300
------------------------------------------------------------------------------------------------------------------------------------
Adjusted operating income, after tax (7)                                       $  150       $   90          $  490       $  409
====================================================================================================================================

(1)  Non-operating revenue primarily consists of a pre-tax gain recorded on the sale of an investment.
(2)  Restructuring  charges reflect the Company's plan to reduce  operating  expenses due to continued  economic  uncertainties  and difficult market conditions.  These charges primarily included a workforce  reduction and a reduction in operating  facilities.
     Restructuring  charges  recorded in the three  months and year ended  December  31, 2003  include $20 million and $51  million, respectively, related to restructuring initiatives announced in 2003. Restructuring charges recorded in the year ended December
     31, 2003 also include $30 million primarily due to changes in estimates of sublease income associated with previously announced efforts to sublease excess facilities.
(3)  Represents an investment  write-down  related to the Company's United Kingdom  market-making  operation,  the sale of which was completed in the second quarter of 2003.
(4)  Represents the summarized  impact of The Charles Schwab  Corporation's  (the  Company's)  sale of its United Kingdom  brokerage subsidiary.
(5)  Represents the remaining gain from the 2001 sale of U.S. Trust  Corporation's  Corporate Trust business to The Bank of New York
     Company, Inc. that was recognized upon satisfaction of certain client retention requirements.
(6)  Includes a $16 million tax benefit associated with the Company's sale of its United Kingdom market-making  operation and an $11 million non-recurring tax benefit in 2003.
(7)  In evaluating the Company's financial  performance,  management uses adjusted operating income, a non-GAAP income measure which excludes items as detailed in the table above.  Management believes that adjusted operating income is a useful indicator of its ongoing financial performance, and a tool that can provide meaningful insight into financial performance without the effects of certain material items that are not expected to be an ongoing part of operations.


                                                   The Charles Schwab Corporation
                          Notes to Consolidated Statement of Income and Financial and Operating Highlights
                                                             (Unaudited)

The Company
     The  consolidated  statement of income and financial and operating  highlights  include The Charles Schwab  Corporation and its subsidiaries (collectively,  the Company), including Charles Schwab & Co., Inc., U.S. Trust Corporation, Schwab Capital Markets L.P.
and CyberTrader, Inc. The consolidated statement of income and financial and operating highlights should be read in conjunction with the  consolidated  financial  statements  and notes thereto  included in the Company's  2002 Annual Report to  Stockholders  and the
Company's  Quarterly  Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2003.  Certain prior  periods'
revenues and expenses have been reclassified to conform with the current period presentation. All material intercompany balances and transactions have been eliminated.



                                                              **********
                                                    THE CHARLES SCHWAB CORPORATION
                                                 Growth in Client Assets and Accounts
                                                             (Unaudited)

                                                      |             2003              |              2002               |   2001   |
------------------------------------------------------------------------------------------------------------------------------------
                                                       Fourth  Third   Second  First    Fourth  Third   Second   First    Fourth
(In billions, at quarter end, except as noted)         Quarter Quarter Quarter Quarter  Quarter Quarter Quarter  Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------------
Assets in client accounts
  Schwab One(R), other cash equivalents and
         deposits from banking clients                 $  34.2 $  31.8 $  30.2 $  31.1  $  31.1 $  29.0 $  28.6  $  29.2  $  31.5
  Proprietary funds (SchwabFunds(R), Excelsior(R)
         and other):
         Money market funds                              119.2   124.4   126.8   132.4    129.7   129.2   126.7    130.0    130.3
         Equity and bond funds                            34.2    30.7    31.2    27.4     27.7    26.8    30.9     33.2     30.9
------------------------------------------------------------------------------------------------------------------------------------
            Total proprietary funds                      153.4   155.1   158.0   159.8    157.4   156.0   157.6    163.2    161.2
------------------------------------------------------------------------------------------------------------------------------------
  Mutual Fund Marketplace(R) (1):
         Mutual Fund OneSource(R)                        101.5    90.1    85.0    71.8     73.6    70.0    81.6     90.3     87.0
         Mutual fund clearing services                    33.5    28.4    24.5    21.4     21.2    19.8    21.9     22.3     21.0
         All other                                        98.4    88.3    84.6    71.6     71.6    68.5    75.9     78.8     73.6
------------------------------------------------------------------------------------------------------------------------------------
            Total Mutual Fund Marketplace                233.4   206.8   194.1   164.8    166.4   158.3   179.4    191.4    181.6
------------------------------------------------------------------------------------------------------------------------------------
               Total mutual fund assets                  386.8   361.9   352.1   324.6    323.8   314.3   337.0    354.6    342.8
------------------------------------------------------------------------------------------------------------------------------------
  Equity and other securities (1)                        408.5   355.9   338.2   287.9    294.7   272.9   323.3    374.7    379.3
  Fixed income securities (2)                            145.7   134.6   131.1   125.2    121.8   117.5   116.5    108.4    101.5
  Margin loans outstanding                                (8.5)   (7.5)   (6.9)   (6.2)    (6.6)   (6.9)   (8.4)    (9.2)    (9.2)
------------------------------------------------------------------------------------------------------------------------------------
  Total client assets                                  $ 966.7 $ 876.7 $ 844.7 $ 762.6  $ 764.8 $ 726.8 $ 797.0  $ 857.7  $ 845.9
====================================================================================================================================
Net growth in assets in client accounts
  (for the quarter ended)
  Net new client assets (3)                            $  24.9 $  10.6 $   6.5 $  14.2  $  10.1 $  10.6 $  11.5  $  15.4  $  13.5
  Net market gains (losses)                               65.1    21.4    75.6   (16.4)    27.9   (80.8)  (72.2)    (3.6)    64.0
------------------------------------------------------------------------------------------------------------------------------------
  Net growth (decline)                                 $  90.0 $  32.0 $  82.1 $  (2.2) $  38.0 $ (70.2)$ (60.7) $  11.8  $  77.5
====================================================================================================================================
U.S. Trust client assets (4)                           $ 137.2 $ 116.1 $ 114.0 $ 106.7  $ 108.0 $ 106.1 $ 115.3  $ 122.9  $ 124.0
------------------------------------------------------------------------------------------------------------------------------------

New client accounts
  (in thousands, for the quarter ended)                  145.5   123.9   151.9   171.0    154.5   159.6   224.6    232.3    212.3
Active client accounts (in millions) (5)                   7.5     7.6     7.7     8.0      8.0     8.0     8.0      7.9      7.8
------------------------------------------------------------------------------------------------------------------------------------
Active online Schwab client accounts
  (in millions) (6)                                        4.0     4.0     4.1     4.2      4.2     4.2     4.3      4.3      4.3
Online Schwab client assets                            $ 369.5 $ 341.5 $ 328.6 $ 295.7  $ 297.4 $ 279.1 $ 308.2  $ 341.9  $ 341.2
------------------------------------------------------------------------------------------------------------------------------------

(1)  Excludes all proprietary money market, equity, and bond funds.
(2)  Includes certain other securities serviced by Schwab's fixed income division, including exchange-traded unit investment trusts, real estate investment trusts, and corporate debt.
(3)  Includes  inflows of $12.1  billion in the fourth  quarter of 2003 at U.S.  Trust  related to the  acquisition  of State Street
     Corporation's Private Asset Management group.
(4)  Included in total client assets above.
(5)  Active  client  accounts are defined as accounts  with balances or activity  within the  preceding  eight months.  Reflects the removal of 192,000 accounts in the second quarter of 2003 related to the Company's  withdrawal from the Employee Stock Purchase
     Plan business and the transfer of those accounts to other providers.
(6)  Active online accounts are defined as all active  individual and U.S.  dollar-based  international  accounts within a household that has had at least one online session within the past twelve months.  Excludes  independent  investment advisor accounts and
     U.S. Trust accounts.




                            The Charles Schwab Corporation Monthly Market Activity Report - January 2004
                                    Investor activity for 7.5 million active client accounts (1)

                                                                                                      Clients opened 56,700 new
                                                                                                      accounts during December 2003.

Investors' Daily Average                 2002   2003
 Trading Volume (2) (in thousands)       Dec    Jan     Feb     Mar     Apr      May     Jun     Jul     Aug    Sep     Oct    Nov
------------------------------------------------------------------------------------------------------------------------------------
  Daily Average Revenue Trades (3)      126.7  126.3   101.5   114.6   119.8    143.9   159.3   148.6   126.8  159.9   156.0  161.4
  Mutual Fund OneSource(R)and
   Other Asset-Based Trades (4)          51.8   56.2    51.9    54.8    57.4     55.7    58.3    57.7    54.8   61.5    59.7   61.3
------------------------------------------------------------------------------------------------------------------------------------
    Trading Activity (5)                178.5  182.5   153.4   169.4   177.2    199.6   217.6   206.3   181.6  221.4   215.7  222.7
====================================================================================================================================
  Daily Average Share Volume
   (in millions)
    NYSE                                1,248  1,475   1,336   1,439   1,423    1,489   1,516   1,451   1,200  1,437   1,430  1,293
    Nasdaq                              1,424  1,541   1,311   1,500   1,478    1,848   2,032   1,772   1,471  1,943   1,827  1,821
------------------------------------------------------------------------------- ----------------------------------------------------
     Total                              2,672  3,016   2,647   2,939   2,901    3,337   3,548   3,223   2,671  3,380   3,257  3,114
====================================================================================================================================
Change in Client Assets
 (in billions of dollars)
  Net New Assets (6)                      4.3    4.2     4.5     5.5     1.0      2.7     2.8     3.9     3.7    3.0     3.1   16.4
  Net Market Gains (Losses)             (25.0) (10.6)   (7.8)    2.0    34.6     32.6     8.4     8.5    15.1   (2.2)   33.1    8.9

Total Client Assets (at month end,
 in billions of dollars)                764.8  758.4   755.1   762.6   798.2    833.5   844.7   857.1   875.9  876.7   912.9  938.2
====================================================================================================================================
Market Indices (at month end)
  Dow Jones Industrial Average          8,342  8,054   7,891   7,992   8,480    8,850   8,985   9,234   9,416  9,275   9,801  9,782
  Nasdaq Composite                      1,336  1,321   1,338   1,341   1,464    1,596   1,623   1,735   1,810  1,787   1,932  1,960
  Standard & Poor's 500                   880    856     841     848     917      964     975     990   1,008    996   1,051  1,058
  Schwab 1000                           2,810  2,738   2,688   2,715   2,928    3,084   3,120   3,181   3,243  3,202   3,384  3,418

Mutual Fund Net Buys (Sells) (7)
 (in millions of dollars)
  Domestic Growth                      (746.9) (52.4) (822.7)   29.3   670.6  1,235.9   957.0   910.8   945.0  913.0 1,086.5  848.1
  International Growth                 (127.1) 230.7  (197.2)  (95.3)  185.1    224.9   121.1   369.8   449.0  142.8   698.1  405.8
  Balanced (stock and bond)              65.9  486.4    11.8   212.7   506.5    380.4   698.4   421.7   621.8  562.1   560.7  478.9
  Bond - Taxable                        222.6  810.6 1,116.9   838.3   806.2    742.9   336.4  (515.1) (511.3)  83.3   358.6  191.1
  Bond - Tax Advantaged                  44.3   36.4   116.8     7.6   (43.2)    46.8     3.7  (106.7)  (71.0) (63.6)  (58.0) (56.3)


Investors' Daily Average                          % change
Trading Volume (2) (in thousands)         Dec    Mo.    Yr.*
------------------------------------------------------------
  Daily Average Revenue Trades (3)       168.4    4%    33%
  Mutual Fund OneSource(R)and
   Other Asset-Based Trades (4)           66.0    8%    27%
----------------------------------------------
    Trading Activity (5)                 234.4    5%    31%
==============================================
  Daily Average Share Volume
   (in millions)
    NYSE                                 1,276   (1%)    2%
    Nasdaq                               1,637  (10%)   15%
----------------------------------------------
     Total                               2,913   (6%)    9%
==============================================
Change in Client Assets
 (in billions of dollars)
  Net New Assets (6)                       5.4   26%(8) 26%
  Net Market Gains (Losses)               23.1

Total Client Assets (at month end,
 in billions of dollars)                 966.7    3%    26%
==============================================
Market Indices (at month end)
  Dow Jones Industrial Average          10,454    7%    25%
  Nasdaq Composite                       2,003    2%    50%
  Standard & Poor's 500                  1,112    5%    26%
  Schwab 1000                            3,572    5%    27%

Mutual Fund Net Buys (Sells) (7)
 (in millions of dollars)
  Domestic Growth                        745.7
  International Growth                   534.6
  Balanced (stock and bond)              501.8
  Bond - Taxable                          96.0
  Bond - Tax Advantaged                  (24.5)

(1)  Active  client  accounts are defined as accounts  with balances or activity  within the  preceding  eight months.  Reflects the removal of 192,000  accounts in June 2003 related to the  Company's  withdrawal  from the Employee  Stock  Purchase Plan (ESPP)
     business and the transfer of those accounts to other providers.
(2)  The earnings of Charles Schwab & Co., Inc. (Schwab) and its parent,  The Charles Schwab  Corporation,  are directly affected by many factors not reflected above.
(3)  Includes all client  trades (both  individuals  and  institutions)  that  generate  either  commission  revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)  Includes mutual fund trades executed through Schwab's Mutual Fund OneSource(R)  service.  Contact any Schwab representative for complete information on this service.
(5)  Effective July 2003, the Company considers reduced exchange trading sessions as half days in calculating daily average trades.
(6)  Data excludes  mutual fund capital gains  reinvestments,  which were $1.1 billion in December 2003 and $0.9 billion in December
     2002.  December 2003, July 2003, March 2003, and January 2003 data includes  individual inflows of $0.4 billion,  $0.2 billion,
     $1.3 billion, and $0.8 billion,  respectively,  at U.S. Trust related to Special Fiduciary business clients. November 2003 data includes  inflows of $12.1  billion at U.S.  Trust  related to the  acquisition  of State Street  Corporation's  Private  Asset
     Management  group (PAM).  October 2003 data includes an individual  outflow of $0.4 billion at U.S.  Trust related to a Special
     Fiduciary  business  client.  August 2003 data includes an individual  inflow of $0.6 billion related to a mutual fund clearing client.  May 2003 and April 2003 data includes  outflows related to the sale of the Company's ESPP business of $0.3 billion and
     $0.2 billion, respectively.
(7)  Represents the principal value of client mutual fund (no-load,  low-load,  load) transactions handled by Schwab and U.S. Trust, including transactions in SchwabFunds(R) and Excelsior(R) Funds,  respectively.  Includes institutional funds available only to
     Investment  Managers.  Excludes money market funds.  Contact any Schwab  representative for complete  information on purchasing mutual funds through Schwab,  including a fund prospectus  which  describes  management fees and expenses.  Read the prospectus carefully before you invest.
(8)  Percentage change excludes inflows in November 2003 of $12.1 billion at U.S. Trust related to the acquisition of PAM.

      * December 2003 vs. December 2002                         The Charles Schwab Corporation
